KnowBe4 Announces Third Quarter 2022 Financial Results
•Revenues increased 33.9% year-over-year to $85.8 million
•Annual recurring revenue (ARR) increased 32.4% year-over-year to $347.2 million
•Number of customers reached more than 54,200
•Net cash provided by operating activities was $32.7 million and free cash flow was $30.5 million
TAMPA BAY, FL, November 14, 2022 -- KnowBe4, Inc. (NASDAQ: KNBE), provider of the leading security awareness training and simulated phishing platform, today reported results for the third quarter ended September 30, 2022.
“We are pleased to report another quarter of progress toward our growth goals, with ARR reaching $347.2 million for the third quarter of 2022.” said Stu Sjouwerman, founder and Chief Executive Officer of KnowBe4. “We are excited about our progress with new product development, including the highly-anticipated SecurityCoach product, which remains on track for release in November 2022. As security incidents and breaches continue to make headlines, we are proud to offer our customers additional ways to enhance security awareness and strengthen their security culture."
Bob Reich, KnowBe4’s Chief Financial Officer, added, “Revenues for the third quarter grew 33.9% year-over-year to $85.8 million, despite a challenging macroeconomic environment. We continued our focus on a balance of both growth and profitability, with our GAAP gross margin remaining strong at 86.7% and a strong free cash flow performance of $30.5 million for the quarter.”
Financial Highlights

	Q3-2022	Q3-2021	Change
	(in thousands, except percentages)
Revenues, net	$85,836	$64,091	+33.9%
Annual recurring revenue[1]	$347,152	$262,172	+32.4%
GAAP gross margin	86.7%	85.0%	+1.7%
Non-GAAP gross margin[1]	87.7%	85.4%	+2.3%
GAAP operating margin	5.3%	(1.1)%	+6.4%
Non-GAAP operating margin[1]	14.7%	4.6%	+10.1%
Cash flow provided by operating activities	$32,728	$19,853	+64.9%
Free cash flow[1]	$30,451	$17,910	+70.0%
1 A reconciliation of GAAP to non-GAAP financial measures and definitions for our key business metrics, including annualized recurring revenue and free cash flow, is provided under the headings "Explanation of Non-GAAP Financial Measures" and "Explanation of Key Business Metrics".

Pending Merger Agreement
As previously announced, on October 11, 2022, we entered into a definitive agreement pursuant to which we agreed to be acquired by Vista Equity Partners (“Vista”) in an all cash transaction for $24.90 per share. Upon completion of the transaction, we will become a privately held company. The transaction is subject to customary closing conditions, including completion of regulatory review and approval of the transaction by our stockholders. The transaction, which is expected to close in the first half of 2023, has been approved by our board of directors.
Conference Call Information
Given the pending transaction with Vista (the “Transaction”), as is customary during the pendency of an acquisition, we will not host an earnings conference call or live webcast to discuss these financial results. Additionally, we will not provide financial guidance in conjunction with our third quarter 2022 earnings release. For further detail and discussion of our financial performance please refer to our upcoming quarterly report on Form 10-Q for the quarter ended September 30, 2022.
Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below, as well as the “Explanation of Non-GAAP Financial Measures" section of this press release.
About KnowBe4
KnowBe4 is the leading provider of “new-school” security awareness training and simulated phishing platform. Our mission is to enable your employees to make smarter security decisions, every day. Through our subscription-based services, your organization will have access to the leading security awareness training platform.
Available Information
KnowBe4 announces material information to the public about KnowBe4, its products and other matters through a variety of means, including filings with the SEC, press releases, public conference calls, webcasts, its Investor Relations website, its Twitter accounts (@KnowBe4) and its blogs (including blog.knowbe4.com/) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally involve risks and uncertainties, including statements regarding our future financial and operating performance. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "plans," "anticipates," "going to," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern KnowBe4's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements related to: the Transaction, including the expected timing of the closing of the Transaction and expectations for KnowBe4 following the closing of the Transaction. There are a number of risks that could cause actual results to differ materially from statements made in this press release, including: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that our stockholders do not approve the adoption of the Merger Agreement and the risk that we fail to receive required regulatory approvals from applicable governmental entities; the occurrence of any event, change or other circumstance that could result in the Merger Agreement being terminated, including in circumstances that would require us to pay a termination fee or other expenses; uncertainties as to the timing of the consummation of the Transaction; the effect of the pendency of the Transaction and related publicity on our current plans and operations, including our ability to retain and hire key personnel and our ability to maintain relationships with our current and prospective customers, suppliers and others with whom we do business; the diversion of management’s attention from our ongoing business operations due to processes related to the Transaction. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: our limited operating history; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth; our limited experience with new product and subscription introductions and the risks associated with new products and subscriptions, including the risk of defects, errors, or vulnerabilities; our ability to attract new and retain existing customers; the integration of companies we have acquired and may acquire in the future; the failure to timely develop and achieve market acceptance of new products as well as existing products; rapidly evolving technological developments in the market; length of sales cycles; the emergence and impact of new COVID-19 variants and related public health measures on our and our customers’ business; and general market, political, economic, and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Securities and Exchange Commission (“SEC”), including in our most recent Quarterly Report on Form 10-Q and any subsequent filings with the SEC. Copies of these filings are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements, including, as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Additional Information and Where to Find It

KnowBe4 has filed a preliminary proxy statement in connection with special meeting of stockholders (the “Special Meeting”) related to the Transaction. Prior to the Special Meeting, KnowBe4 will furnish a definitive proxy statement to its stockholders, together with a proxy card. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of KnowBe4’s stockholders is available in KnowBe4’s preliminary proxy statement.

Stockholders may obtain, free of charge, KnowBe4’s proxy statement (in both preliminary and definitive form), any amendments or supplements thereto, and any other relevant documents filed by Twitter with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Special Meeting at the SEC’s website (http://www.sec.gov). Copies of KnowBe4’s proxy statement (in both preliminary and definitive form), any amendments or supplements thereto, and any other relevant documents filed by KnowBe4 with the SEC in connection with the Special Meeting will also be available, free of charge, at KnowBe4’s investor relations website (https://investors.KnowBe4.com) or by emailing IR@knowbe4.com.

Investor Relations Contact:
Ken Talanian
ir@knowbe4.com
Press Contact:
Kathy Wattman
pr@knowbe4.com

Explanation of Non-GAAP Financial Measures
To supplement our financial information presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we consider certain financial measures that are not prepared in accordance with GAAP, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating margin, free cash flow and free cash flow margin, as useful in evaluating our operating performance. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it assists investors in seeing our operating results through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our operating results over multiple periods with other companies in our industry. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.
Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define non-GAAP gross profit as GAAP gross profit excluding stock compensation expense, amortization of acquired intangible assets and acquisition and integration related costs. Costs associated with acquisitions and integration include legal, accounting and other professional fees, changes in the fair value of contingent consideration obligations and other costs related to the transition of the acquired business. We believe non-GAAP gross profit and non-GAAP gross margin provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of our results of operations, as this metric generally eliminates the effects of certain variables unrelated to our overall operating performance.
Non-GAAP Operating Income (Loss) and Non-GAAP Operating Margin
We define non-GAAP operating income (loss) as GAAP operating income (loss) excluding stock compensation expense, amortization of acquired intangible assets, acquisition and integration related costs and merger-related transaction expenses. Costs associated with acquisitions and integration include legal, accounting and other professional fees, changes in the fair value of contingent consideration obligations and other costs related to the transition of the acquired business. Nonrecurring expenses associated with the pending transaction with Vista include legal and other professional fees. We believe non-GAAP operating income (loss) provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric generally eliminates the effects of certain variables unrelated to our overall operating performance. Non-GAAP operating margin is calculated as non-GAAP operating income (loss) divided by revenues.
Free Cash Flow and Free Cash Flow Margin
We define free cash flow as net cash provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP, less purchases of property, equipment, amounts capitalized for internal-use software and principal payments on finance leases. We believe that free cash flow is a meaningful indicator of liquidity to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and capitalized internal-use software, can be used for strategic initiatives. Free cash flow margin is calculated by dividing free cash flow by revenues.
Explanation of Key Business Metrics
In addition to GAAP measures of performance, we regularly monitor certain financial and operating metrics, including Number of Customers and Annual Recurring Revenue (ARR), in order to measure our current performance and estimate our future performance. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy.
Number of Customers
We define a customer as a separate and distinct buying entity, such as a company, an educational or government institution or a distinct business unit of a large company that has an active contract with us to access our platform. We do not consider our channel partners as separate customers as our contracts are executed with the end user, and we treat MSPs, who may purchase our products on behalf of multiple companies, as a single customer. We believe that our ability to increase and retain the number of customers on our platform is an indicator of our market penetration, the growth of our business and potential future business opportunities.
Annual Recurring Revenue
We define ARR as the annualized value of all contractual subscription agreements as of the end of the period. We perform this calculation on an individual contract basis by dividing the total dollar amount of a contract by the total contract term stated in months and multiplying this amount by twelve to annualize. Calculated ARR for each individual contract is then aggregated to arrive at total ARR. We believe that ARR is a key metric to measure our business performance because it is driven by our ability to acquire new customers and to maintain and expand our relationship with existing customers.

KnowBe4, Inc.
Consolidated Balance Sheets
(in thousands)

	September 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$343,936	$273,723
Accounts receivable, net	63,952	54,071
Deferred commissions	19,797	17,842
Prepaid expenses and other current assets	15,640	10,580
Total current assets	443,325	356,216

Deferred commissions, non-current	39,467	33,869
Capitalized software and content, net	30,551	27,074
Property and equipment, net	10,147	9,120
Operating lease right of use assets, net	14,003	12,998
Intangible assets, net	7,969	7,992
Goodwill	87,704	89,329
Other assets	3,879	1,080
Total assets	$637,045	$537,678

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$41,827	$37,642
Current portion of deferred revenue	227,662	184,496
Current portion of operating lease liabilities	3,560	2,938
Total current liabilities	273,049	225,076

Non-current liabilities:
Deferred revenue	101,947	81,278
Operating lease liabilities, net of current portion	10,959	10,484
Other non-current liabilities	3,905	3,573
Total liabilities	389,860	320,411

Stockholders' equity
Preferred stock	—	—
Common stock, Class A	1	1
Common stock, Class B	1	2
Additional paid-in capital	413,206	391,803
Accumulated deficit	(161,925)	(173,148)
Accumulated other comprehensive loss	(4,098)	(1,391)
Total stockholders' equity	247,185	217,267
Total liabilities and stockholders' equity	$637,045	$537,678

KnowBe4, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues, net	$85,836	$64,091	$241,631	$176,991
Cost of revenues	11,437	9,609	32,491	25,543
Gross profit	74,399	54,482	209,140	151,448
Operating expenses:
Sales and marketing	34,603	27,731	100,034	82,312
Technology and development	9,716	7,579	27,389	20,081
General and administrative	25,537	19,852	71,764	62,765
Total operating expenses	69,856	55,162	199,187	165,158
Operating income (loss)	4,543	(680)	9,953	(13,710)
Other income (expense):
Interest income	1,570	16	2,103	41
Interest expense	(65)	(67)	(216)	(329)
Other expense	519	114	245	(445)
Income (loss) before income tax expense	6,567	(617)	12,085	(14,443)
Income tax expense	(52)	(963)	(862)	(1,800)
Net income (loss)	$6,515	$(1,580)	$11,223	$(16,243)

Net income (loss) per share, basic	$0.04	$(0.01)	$0.06	$(0.17)
Net income (loss) per share, diluted	$0.04	$(0.01)	$0.06	$(0.17)

Weighted-average shares used in calculating basic net income (loss) per share	175,864,081	170,359,220	175,231,892	98,076,290
Weighted-average shares used in calculating diluted net income (loss) per share	182,332,431	170,359,220	182,254,395	98,076,290

KnowBe4, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$6,515	$(1,580)	$11,223	$(16,243)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Additions to capitalized content	(2,990)	(1,885)	(5,807)	(4,504)
Depreciation and amortization expense	3,785	3,399	11,440	9,999
Deferred commissions amortization	5,976	5,071	16,709	13,806
Stock compensation expense	5,660	2,670	18,268	23,151
Other, net	275	(73)	(727)	327
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	(1,847)	(2,202)	(10,587)	(4,943)
Deferred commissions	(8,308)	(8,726)	(25,799)	(23,112)
Prepaid and other assets	1,883	623	(4,728)	(7,656)
Accounts payable and other liabilities	2,918	3,654	4,901	13,675
Deferred revenue	18,861	18,902	65,228	51,299
Net cash provided by operating activities	32,728	19,853	80,121	55,799

Cash flows from investing activities:
Business combinations, net of cash acquired	—	96	40	(11,227)
Purchases of investments	(1,000)	—	(3,375)	—
Purchases of property and equipment	(1,846)	(1,159)	(4,467)	(2,214)
Capitalized internal-use software costs	(421)	(774)	(2,681)	(1,895)
Net cash used in investing activities	(3,267)	(1,837)	(10,483)	(15,336)

Cash flows from financing activities:
Proceeds from the exercise of stock options	1,013	2,483	3,235	3,435
Proceeds from issuance of common stock under the employee stock purchase plan	—	—	2,932	—
Repurchase of common stock and options	—	—	—	(1,171)
Proceeds from the issuance of common stock	—	—	—	155,958
Acquisition-related contingent liability payments	—	—	—	(375)
Payments for finance lease obligations	(10)	(10)	(31)	(30)
Taxes paid for the net share settlement of equity awards	(697)	(5,110)	(2,682)	(11,892)
Net cash provided by financing activities	306	(2,637)	3,454	145,925

Effect of exchange rate changes on cash and cash equivalents	(1,326)	(162)	(2,879)	303

Net change in cash and cash equivalents	28,441	15,217	70,213	186,691

Cash and cash equivalents, beginning of period	315,495	257,056	273,723	85,582
Cash and cash equivalents, end of period	$343,936	$272,273	$343,936	$272,273

Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three Months Ended September 30,
	2022	2021
	(in thousands, except percentages)
Gross profit	$74,399	$54,482
Add: Stock compensation expense	148	124
Add: Amortization of acquired intangible assets	715	142
Non-GAAP gross profit	$75,262	$54,748

GAAP gross margin	86.7%	85.0%
Non-GAAP gross margin	87.7%	85.4%
Non-GAAP Operating Income and Non-GAAP Operating Margin

	Three Months Ended September 30,
	2022	2021
	(in thousands, except percentages)
Operating income (loss)	$4,543	$(680)
Add: Stock compensation expense	5,660	2,744
Add: Amortization of acquired technology and intangible assets	876	302
Add: Acquisition and integration related costs	—	588
Add: Merger transaction expenses	1,538	—
Non-GAAP operating income	$12,617	$2,954

GAAP operating margin	5.3%	(1.1)%
Non-GAAP operating margin	14.7%	4.6%
Non-GAAP Net Income Per Share

	Three Months Ended September 30,
	2022	2021
GAAP net income (loss) per share, diluted	$0.04	$(0.01)
Add: Stock compensation expense	0.03	0.02
Add: Amortization of acquired technology and intangible assets	—	—
Add: Acquisition and integration related costs	—	—
Add: Merger transaction expenses	0.01	—
Non-GAAP net income per share, diluted	0.08	0.01

Weighted-average shares used in the calculation of GAAP net income (loss) per share, diluted	182,332,431	170,359,220
Weighted-average shares used in the calculation of Non-GAAP net income (loss) per share, diluted(1)	182,332,431	175,651,818
(1) At September 30, 2022, basic and diluted loss per share for Class A and Class B common stock are the same.

Free Cash Flow

	Three Months Ended September 30,
	2022	2021
	(in thousands, except percentages)
Net cash provided by operating activities	$32,728	$19,853
Less: Purchases of property and equipment	(1,846)	(1,159)
Less: Capitalized internal-use software	(421)	(774)
Less: Principal payments on finance leases	(10)	(10)
Free Cash Flow	$30,451	$17,910
Free Cash Flow margin (1)	35.5%	27.9%
(1) Free Cash Flow Margin is calculated as Free Cash Flow divided by Revenues, net for each period.

Key Business Metrics

	September 30,
	2022	2021
	(dollars in thousands)
Number of customers	54,237	44,319
Annual recurring revenue	$347,152	$262,172

Stock Compensation Expense

	Three Months Ended September 30,
	2022	2021
	(in thousands)
Cost of revenues	$148	$124
Sales and marketing	1,226	726
Technology and development	1,234	242
General and administrative	3,052	1,652
Total stock compensation expense	$5,660	$2,744